UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

  SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 17, 2009

  CUMMINS INC.

 (Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street

 P. O. Box 3005

 Columbus, IN  47202-3005

 (Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws

On July 14, 2009, the Board of Directors (the “Board”) of Cummins Inc. (the “Company”) approved amended and restated By-Laws (the “Amended By-Laws”) of the Company, to be effective on July 14, 2009, in response to changes in Indiana business law and other developments in corporate governance law and practice.  The changes included in the Amended By-Laws do the following:

  Preserve the Company’s current unclassified board structure by opting out of the staggered director terms otherwise mandated by Indiana Code Section 23-1-33-6(c), which became effective July 1, 2009 (changes in Section 2.1 of the Amended By-Laws);

  Clarify that notices of shareholder meetings and written consent actions of the Board may be accomplished by electronic means (as permitted by recent amendments to state law) and that proxies may be submitted electronically (changes in Sections 1.4, 1.9 and 2.6 of the Amended By-Laws);

  Eliminate the default date for annual meetings from the By-Laws, requiring the Board to determine the date (changes in Section 1.1 of the Amended By-Laws);

  Require shareholders providing advance notice of proposals or nominations to disclose additional information to the Company in connection with such notice, including information concerning the shareholder’s interests in the proposal or in derivative or similar positions the value of which is tied to the Company’s securities (changes in Sections 1.3 and 2.11 of the Amended By-Laws);

  Require shareholder nominees to provide additional information concerning their background and qualifications and to undertake to remain free of certain commitments and conflicts (changes in Section 2.12 of the Amended By-Laws);

  Lengthen the advance notice required for shareholder nominations from 90 days to 160 days to allow adequate time to comply with procedures for such nominations expected to be part of rules adopted by the Securities and Exchange Commission (changes in Section 2.11 of the Amended By-Laws);

  Modernize and otherwise enhance the procedures for conducting shareholder meetings by, among other things, specifying the duties of the inspector of elections and the types of rules and procedures that may be established for such meetings (changes in Sections 1.10, 1.12 and 1.13 of the Amended By-Laws);

  Remove the requirement that the Company’s Chief Executive Officer also be a director (change in Section 4.2 of the Amended By-Laws);

  Give the Board greater flexibility in establishing the Company’s director compensation programs (change in Section 2.10 of the Amended By-Laws);

  Conform the majority voting provisions of the By-Laws to recent changes in state law by providing that directors who are elected by less than a majority of votes cast in an uncontested election receive a shortened term of 90 days or less (changes in Section 1.7 of the Amended By-Laws); and

  Effect certain other technical amendments (changes in Sections 1.8, 1.11, 2.1, 2.3, 2.12, 3.12, 5.2, 6.1, 7.8 and 7.9 of the Amended By-Laws).

The foregoing description of the changes reflected in the Amended By-Laws does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events

On July 14, 2009, the Board revised the Company’s Corporate Governance Principles to reflect the Company’s current practices and policies with respect to various corporate governance matters.  The revisions included the following:

  Updates to the independence requirements for the Board mandating that a substantial majority of directors be independent and conforming the independence standards to a recent change in the New York Stock Exchange independence requirements;

  Additional limitations on service by the Company’s directors on boards of other public companies, and a requirement that directors who change their principal employment or business profession or association inform the Board’s Governance and Nominating Committee of the change;

  Affirmative statements of the Company’s policies of requiring annual elections for the entire Board and majority voting for directors and the Board’s expectations concerning director education and training;

  Specification of the duties of the lead director;

  Incorporation of our existing clawback policy, which provides that, if any of the Company’s financial statements are required to be materially restated resulting from the fraudulent actions of any officer, the Board may direct that the Company recover all or a portion of any award or any past or future compensation (other than base salary) from any such officer with respect to any year for which the Company’s financial results are adversely affected by such restatement;

  An affirmative statement of the Board’s general prohibitions on repricing and backdating stock options;

  A requirement that the Board establish stock ownership guidelines; and

  Various technical amendments.

The foregoing description of the revisions to the Corporate Governance Principles does not purport to be complete and is qualified in its entirety by reference to the copy of the revised Corporate Governance Principles filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.  The revised Corporate Governance Principles also are available on the Company’s website at www.cummins.com.  No portion of this website is incorporated by reference into this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

Exhibit 3.1-Red-lined version of the Bylaws

Exhibit 99.1-Revised Corporate Governance Principles

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2009

CUMMINS INC.
______________________________ Marsha L. Hunt Vice President - Corporate Controller (Principal Accounting Officer)